Exhibit 99.2 Q4 and Full Year 2019 Earnings Call Presentation March 26, 2020

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward- looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 27, 2019 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. 2

Agenda . Business Highlights (Scott Sewell, President and CEO) – COVID-19 update – Our significant accomplishments – Fourth quarter 2019 financial highlights – Improvements in awards – Regulatory and legislative update . Financial Overview (Roger Shannon, CFO and Treasurer) – Fourth quarter and full year 2019 financial review . Revenue, gross profit, and Adjusted EBITDA comparison . Business segment performance . Cash flow update – Debt and leverage – 2020 guidance . Conclusion (Scott Sewell) . Appendix – Non-GAAP Reconciliations 3

Business Highlights 4

COVID-19 Update Safety and Business Continuity Actions Taken Charah Solutions commitment to safety is a core value and an integral component of the corporate culture . Immediate actions taken to protect our employees, customers and business, including: – New policies restricting non-essential travel and in-person team meetings, instituting work-at-home program, and communicating guidance on healthy behaviors within offices and at work sites – Contingency plans to ensure business continuity for our mission-critical customers – Procedures for managing potential service interruptions and maintaining real-time communications across the organization and with customers – No employees who have tested positive for COVID-19 Our Highest Priority Remains the Safety of our Employees and Customers 5

COVID-19 Update Provider of Mission-Critical Services, Not Economic Dependent The foundation of Charah Solutions business model is built on consistent, mission-critical services for its customers . Resilience of operations amidst economic uncertainty – Coal-fired generation plant operators have only 2-3 days of onsite ash storage capacity – Routine nuclear reactor maintenance is non-discretionary, specialized, and predictable – Remediation opportunity set driven by environmental regulation, less influenced by macroeconomic conditions – 80% of customers are investment grade-rated regulated utilities – Charah Solutions grew business during the great in recession in 2008 No work stoppages to date 6

Significant Accomplishments  Record year of new awards won valued at $583 million on a project revenue basis; exceeded 2018 by 450%  Success rate in winning awards and total number of projects won increased in 2019 as compared to 2018  Increased diversification of customer base and broadened geographic reach  Contract negotiations for launch of MP618TM ash beneficiation technology in advanced stages  Material reduction in total debt  Received additional awards and recognitions for our excellent safety performance Strongest Business Development Year on Record 7

Q4 2019 Financial Highlights . Revenues decreased 26% to $149.6 million as compared to Q4 2018 – Driven by: . (i) project completions within the remediation and compliance services component (includes completion of Brickhaven resulting from deemed termination); and, . (ii) delays in the timing of revenue from new project awards – Partially offset by a net overall increase in revenue from fossil services . Gross profit and EBITDA decreased – Primarily due to: . (i) deemed termination of the Brickhaven project . (ii) the roll-off of other remediation and compliance services contracts – Partially offset by a net overall increase in gross profit from nuclear maintenance services 8

Strong Improvement in New Awards Total Awards ($Millions) . Decline in new awards from 2016 to 2018 due to $600 $583 utility customer delays in $500 awarding projects as $416 regulations continued to $400 evolve $300 . Increase in awards in 2019 $232 as compared to 2018 due $200 to increase in utility $106 customer RFP activity as $100 our utility customers address the more than $0 1,000 regulatorily- 2016 2017 2018 2019 mandated surface -44% -54% 450% impoundment closures YOY % Change Reflects expanding opportunities for ash remediation and byproduct sales 9 1. Book-To-Bill is a KPI measure and is defined as the ratio of total awards won to total revenue in the same period.

Recent Regulatory/Legislative Developments January 2020 – Georgia’s CCR Regulatory Program Approved by EPA - Gives state government authority for regulatory oversight for the handling of coal combustion residuals - Georgia becomes second state to gain EPA approval to self regulate (Oklahoma was first) January 2020 – Duke Energy, North Carolina Regulators and Community Groups Reach Ash Pond Closure Agreement - Ends coal ash pond closure debate in NC and provides clarity on closure timing and methods -Duke Energy estimated the total undiscounted cost to permanently close all ash basins in the Carolinas to be approximately $8 billion to $9 billion, with approximately $2.4 billion already spent through 2019 February 2020 – EPA Announced Final Proposed Revision to 2015 Rule - Some existing coal ash ponds without a synthetic liner to be exempt from excavation - Utilities to submit an “alternative liner demonstration” within 13 months of the final rule - EPA states there would likely be “few basins” able to meet the alternative liner requirements Regulatory and Policy Trends Still Driving Customer Needs for Remediation Solutions 10

Fourth Quarter and Full Year Financial Overview 11

Fourth Quarter 2019 Financial Review Revenue, Gross Profit, Net Loss Attributable to Charah Solutions, Inc., and Adjusted EBITDA1 Comparison ($ in millions) Q4 2019 vs. Q4 2018 Revenue Gross Net Loss Adjusted Profit Attributable EBITDA1 $203 to Charah Solutions, Inc. $150 $21 $23 $13 $4 $6 Q4 2018 Q4 2019 Q4 2018 Q4 2019 Q4 2018 Q4 2019 Q4 2018 Q4 2019 10.5% 8.8% 11.2% 4.0% Margin Comparison Margin Comparison -$18 . Revenue, Gross Profit and Adjusted EBITDA declines primarily driven by deemed termination of Brickhaven 12 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measure

Full Year 2019 Financial Review Revenue, Gross Profit, Net Loss Attributable to Charah Solutions, Inc., and Adjusted EBITDA1 Comparison ($ in millions) FY 2019 vs. FY 2018 Revenue Gross Net Loss Adjusted Profit Attributable EBITDA1 $740 to Charah Solutions, Inc. $555 $98 $99 $40 $18 2018 2019 2018 2019 Q4 2018 Q4 2019 2018 2019 3.3% 13.2% 7.3% -$9 13.3% Margin Comparison Margin Comparison -$42 . FY 2019 Revenue, Gross Profit and Adjusted EBITDA declines primarily driven by decrease in revenue in the Environmental Solutions segment 13 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measure

Environmental Solutions Performance Fourth Quarter and Full Year 2019 Financial Review (GAAP as reported: $ in millions) Q4 2019 vs. Q4 2018 FY 2019 vs. FY 2018 Revenue Gross Profit Revenue Gross Profit $15 $343 $101 $69 $39 $6 $180 $12 Q4 2018 Q4 2019 Q4 2018 Q4 2019 2018 2019 2018 2019 14.8% 14.4% 20.2% 6.4% Margin Comparison Margin Comparison 61% Revenue Decrease 48% Revenue Decrease . Revenue and Gross Profit decreases driven by project . Revenue decrease driven by project completions, $10 million revenue completions, including the deemed termination of the Brickhaven reversal from the Brickhaven project deemed termination payment and project the effects of the lower value of projects won in 2018 . Gross profit decrease due to first two items mentioned 14 above and site-specific issues at three remediation sites

Maintenance & Tech Svcs Performance Fourth Quarter and Full Year 2019 Financial Review (GAAP as reported: $ in millions) Q4 2019 vs. Q4 2018 FY 2019 vs. FY 2018 Revenue Gross Profit Revenue Gross Profit $397 $375 $111 $8 $29 $102 $6 $28 Q4 2018 Q4 2019 Q4 2018 Q4 2019 2018 2019 2018 2019 6.2% 6.9% 7.1% 7.7% Margin Comparison Margin Comparison 9% Revenue Increase 6% Revenue Decrease . Revenue increase primarily driven by increases from fossil service . Revenue decrease driven by reduced scope of nuclear outage offerings services and fewer outages . Gross profit increase primarily attributable to beneficial mix of . Gross profit increase due to net overall increase in services within nuclear and fossil service offerings gross profit from fossil services 15

Fourth Quarter 2019 Financial Review Cash Flow Update ($ in millions) Cash flow from operations (pre-changes in $3.3 W/C) Negative change driven by Fall 2019 nuclear outage working capital Change in W/C (4.8) build with A/R collections continuing past year-end Operating cash flow $(1.5) Capex Maintenance and growth $(2.8) Capex lower than previous guidance primarily due to slower than anticipated rollout of technology initiatives and an increase in lease Technology (1.0) financing activity Free cash flow1 $(5.3) 16 1. Free cash flow is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of free cash flow to the most directly comparable GAAP measure.

Debt & Leverage As of As of $ Millions 12/31/2018 12/31/2019 . Liquidity of $29M as of Cash and Cash Equivalents $7 $5 12/31/19: $50 Revolver – Cash: $5M $20 $19 – Revolver1: $19M Equipment Financing and Other $35 $37 – DDTL2: $5M Senior Secured Term Loan $199 $149 . Expect leverage ratio to rise in Q1 2020 (due to lower Adjusted Total Debt $254 $205 EBITDA3) before declining thereafter Net Debt4 $247 $200 LTM Adj. EBITDA3 $99 $18 Gross Leverage4 2.6x 11.4x Net Leverage4 2.5x 11.1x 1. $50M capacity less $19M drawn less $12M used for letters of credit. 2. “DDTL” refers to our Delayed Draw Term Loan availability which was recently amended. 3. Adjusted EBITDA is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure. 4. Net Debt, Gross Leverage and Net Leverage are non-GAAP measures. Net Debt is calculated as Total Debt less cash and cash equivalents. Gross leverage and net leverage are calculated as total debt to 17 Adjusted EBITDA and net debt to Adjusted EBITDA, respectively. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure

2020 Guidance ($ in millions) Guidance Revenue $560 Adjusted EBITDA1 $37 Net loss attributable to Charah Solutions, Inc. $15 . Revised 2020 revenue and Adjusted EBITDA1 guidance includes only existing business and executed contracts. As a result of the COVID-19 pandemic, our guidance makes no assumptions about the financial impact of new awards in 2020 . Adj. EBITDA1 margin improvement in 2020 – Driven by: . (i) improvement in project mix with higher gross margins . (ii) the completion of remediation projects with previously identified issues . (iii) other cost saving initiatives . Guidance for net loss attributable to Charah Solutions, Inc. related to write-offs of debt issuance costs associated with the third amendment to the Company’s credit agreement and the increased PIK interest on the term loan . Guidance is based on our expectations of no material worsening of the COVID-19 pandemic, and specifically including, but not limited to, no material customer work stoppages, no significant employee absences, no government-mandated quarantines, and no significant delays or disruptions to new awards. Any worsening of the COVID-19 pandemic could materially affect our 2020 outlook. 1. The forward-looking measures of 2020 Adjusted EBITDA and 2020 Adjusted EBITDA margin are non-GAAP financial measures that cannot be reconciled to net income as the most directly comparable 18 GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.

Conclusion 19

Growth Potential and Drivers Expanding Pipeline Compelling Value Regulatory and Public of Opportunities Proposition to Policy Trends Driving Customers Customer Needs  Very Large Installed Base of Legacy Coal Ash Disposal Ponds Still Require Remediation Power plant operators An industry leader in ash increasingly focused on  Recycling Waste Byproducts Is a Critical excavation environmental Component of the Coal Ash Value Chain stewardship and regulatory compliance  The Power Generation Industry Is History of solving customers’ most Increasingly Requiring Larger Scale complex environmental challenges Environmental and Maintenance Service Providers Recurring Revenue Exceptional quality, safety and Potential compliance record Favorable market dynamics and  Coal and Nuclear Power Generation Remain regulatory trends Important Energy Sources  Routine Nuclear Reactor Maintenance Is Positive Response to MP618TM Non-Discretionary, Specialized, and Technology Initiative Predictable 20

APPENDIX 21

Non-GAAP Reconciliation

Adjusted EBITDA and Adjusted EBITDA Margin



Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. We define Adjusted EBITDA as net (loss) income attributable to Charah Solutions, Inc. before interest expense, net, income taxes, depreciation and amortization, equity-based compensation, non-recurring legal and start-up costs and expenses, the Brickhaven contract deemed termination revenue reversal, and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure.

The following represents a reconciliation of net (loss) income attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,	
	2019	2018	2019	2018
Net (loss) income attributable to Charah Solutions, Inc.	$ (17,900)	$ 4,468	$ (42,058)	$ (8,902)
Interest expense, net	3,848	5,518	16,835	32,226
Income tax expense (benefit)	11,679	334	4,190	(2,427)
Depreciation and amortization	6,403	8,410	23,437	42,308
Elimination of certain non-recurring legal costs and expenses[1]	—	226	(2,231)	25,428
Elimination of certain non-recurring start-up costs[2]	—	—	—	1,480
Equity-based compensation	847	1,678	2,513	4,127
Brickhaven contract deemed termination revenue reversal	—	—	10,000	—
Transaction related expenses and other items[3]	1,114	2,223	5,454	4,532
Adjusted EBITDA	$ 5,991	$ 22,857	$ 18,140	$ 98,772
Adjusted EBITDA margin[4]	4.0%	11.2%	3.3%	13.3%

(1) Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business. Negative amounts represent insurance recoveries related to these matters.

(2) Represents non-recurring start-up costs associated with the start-up of Allied and our nuclear services offerings, including the setup of financial operations systems and modules, pre-contract expenses to obtain initial contracts, and the hiring of operational staff. Because these costs are associated with the initial setup of the Allied business to initiate the operations involved in our nuclear services offerings, these costs are non-recurring in the normal course of our business.

(3) Represents SCB transaction expenses, executive severance costs, IPO-related costs, expenses associated with the Amendment to the Credit Facility and other miscellaneous items.

(4) Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

Charah Solutions

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Non-GAAP Reconciliation

Adjusted Net (Loss) Income and Adjusted (Loss) Income Per Basic/Diluted Share



Adjusted net (loss) income and Adjusted (loss) income per basic/diluted share are non-GAAP financial measures. We define Adjusted net (loss) income as net (loss) income attributable to Charah Solutions, Inc. plus, on a post-tax basis, non-recurring legal costs and expenses, non-recurring start-up costs and expenses, and transaction-related expenses and other items. Adjusted (loss) income per basic/diluted share is based on Adjusted net (loss) income.

The following represents a reconciliation of net (loss) income attributable to Charah Solutions, Inc., our most directly comparable financial measure, calculated and presented in accordance with GAAP, to Adjusted net (loss) income and Adjusted net (loss) income per basic/diluted share.

	Three Months Ended December 31,		Year Ended December 31,	
	2019	2018	2019	2018
Net (loss) income attributable to Charah Solutions, Inc.	$ (17,900)	$ 4,468	$ (42,058)	$ (8,902)
Income tax expense (benefit)	11,679	334	4,190	(2,427)
Loss on extinguishment of debt[1]	—	—	—	12,451
Elimination of certain non-recurring and non-operating legal costs and expenses[2]	—	226	(2,231)	25,428
Elimination of certain non-recurring start-up costs[3]	—	—	—	1,480
Brickhaven termination revenue reversal	—	—	10,000	—
Transaction related expenses and other items[4]	1,114	2,223	5,454	4,532
Adjusted (loss) income before income taxes attributable to Charah Solutions, Inc.	(5,107)	7,251	(24,645)	32,562
Adjusted income tax expense (benefit)[5]	10,607	450	2,957	(8,922)
Adjusted net (loss) income attributable to Charah Solutions, Inc.	$ (15,714)	$ 6,801	$ (27,602)	$ 23,640
Weighted average basic/diluted share count[6]	29,623	30,282	29,495	26,610
Adjusted (loss) earnings per diluted share	$ (0.53)	$ 0.22	$ (0.94)	$ 0.89

(1) Represents non-recurring costs associated with our term loan refinancing.
(2) Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business.
(3) Represents non-recurring start-up costs associated with the start-up of Allied and our nuclear services offerings, including the setup of financial operations systems and modules, pre-contract expenses to obtain initial contracts, and the hiring of operational staff. Because these costs are associated with the initial setup of the Allied business to initiate the operations involved in our nuclear services offerings, these costs are non-recurring in the normal course of our business.
(4) Represents SCB transaction expenses, executive severance costs, IPO-related costs, expenses associated with the Amendment to the Credit Facility and other miscellaneous items.
(5) Represents the effective tax rate of 207.7 % and 6.2% for the three months ended December 31, 2019 and 2018, respectively, and 12.0% and 27.4% for the year ended December 31, 2019 and 2018, respectively, multiplied by adjusted net (loss) income before income taxes attributable to Charah Solutions, Inc.
(6) As a result of the adjusted net loss per share for the three months ended December 31, 2019 and for the year ended December 31, 2019, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares (in thousands) of 1,420 and 1,329 were excluded from the computation of the weighted-average shares for diluted adjusted net loss per share for both the three months ended December 31, 2019 and for the year ended, December 31, 2019, respectively.

Charah Solutions

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Non-GAAP Reconciliation Free Cash Flow We define free cash flow as cash flows from operating activities, less cash used for capital expenditures, net of proceeds. We exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure. The following represents a reconciliation of net cash provided by (used in) in operating activities to free cash flow, our most directly comparable financial measure calculated and presented in accordance with GAAP. The presentation of free cash flow is not meant to be considered in isolation or as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 Net cash provided by (used in) operating activities $ (1,522) $ (3,129) $ 68,653 $ (13,633) Capital expenditures, net of proceeds: Maintenance and growth(1) (4,087) (3,125) (8,518) (13,598) Technology 328 (3,488) (7,241) (2,161) Total capital expenditures (3,759) (6,703) (15,759) (15,759) Free cash flow $ (5,281) $ (9,832) $ 52,894 $ (29,392) (1) Proceeds of $640 and $385 were included in maintenance and growth capital expenditures for the three months ended December 31, 2019 and 2018, respectively. Proceeds of $2,312 and $1,682 were included for the year ended December 31, 2019 and 2018, respectively. 24